Exhibit 11

             ALLMERICA PROPERTY & CASUALTY COMPANIES, INC.

            STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

             For the Periods Ended March 31, 1997 and 1996
                 (in millions, except per share data)

                                                                     Quarter Ended
                                                                        March 31,

                                                                    ----------------
                                                                     1997      1996
                                                                    ----------------
Primary:

  Average shares outstanding                                          59.7      60.5

  Net effect of dilutive stock options based on the treasury            -         -
   stock method using average market price
                                                                    ----------------
                                                      TOTALS          59.7      60.5
                                                                    ================

  Net income available to shareholders                              $ 51.8    $ 49.6
                                                                    ================

  Per share amount                                                  $ 0.87    $ 0.82



Fully diluted:

  Average shares outstanding                                          59.7      60.5

  Net effect of dilutive stock options based on the treasury            -         -
   stock method using average market price
                                                                    ----------------
                                                      TOTALS          59.7      60.5
                                                                    ================

  Net income available to shareholders                              $ 51.8    $ 49.6
                                                                    ================

  Per share amount                                                  $ 0.87    $ 0.82


